Exhibit (a)(1)(v)

Offer to Purchase

All Outstanding Shares of Common Stock

of

CERES, INC.

at

$0.40 Per Share, Net in Cash

Pursuant to the Offer to Purchase dated July 1, 2016

by

ROMAN MERGER SUB, INC.

a wholly owned subsidiary

of

LAND O’LAKES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, AT THE END OF FRIDAY, JULY 29, 2016, UNLESS THE OFFER IS EXTENDED.

July 1, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 1, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Roman Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of Land O’Lakes, Inc., a Minnesota cooperative corporation (“Parent”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) of Ceres, Inc., a Delaware corporation (the “Company”), at a purchase price of $0.40 per Common Share, net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

TENDER ALL OF YOUR COMMON SHARES IN THE OFFER.

We or our nominees are the holder of record of Common Shares held for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $0.40 per Common Share, net to you in cash, without interest thereon and subject to any required tax withholding.

2.	The Offer is being made for all issued and outstanding Common Shares.

3.	The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 16, 2016 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and

Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of Parent.

4.	The Board of Directors of the Company (the “Company Board”) has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to and in the best interests of the Company’s stockholders; and (ii) approved and declared advisable the Merger Agreement and transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware. The Company Board unanimously recommends that the holders of Common Shares accept the Offer and tender their Common Shares to Purchaser pursuant to the Offer.

5.	The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of Friday, July 29, 2016, unless the Offer is extended by Purchaser.

6.	The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Common Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to, among other conditions set forth in Section 15 of the Offer to Purchase, the Minimum Condition (as defined in the Offer to Purchase). In addition, Purchaser will not be required to accept for payment and pay for, and may delay the acceptance for payment of or payment for, any Common Shares validly tendered (and not withdrawn) pursuant to the Offer in the event that (i) a Company Material Adverse Effect (as defined in Section 11of the Offer to Purchase) has occurred; (ii) certain of the Company’s representations and warranties regarding its capitalization are not accurate (other than for de minimis inaccuracies) as of the date of the Merger Agreement or immediately prior to the scheduled expiration of the Offer; (iii) certain of the Company’s representations and warranties regarding its capitalization, its corporate authority to enter into, and due authorization of, the Merger Agreement, finders and brokers and the inapplicability of takeover laws are not accurate, in all material respects, as of the date of the Merger Agreement or immediately prior to the scheduled expiration of the Offer; (iv) any the Company’s other representations or warranties in the Merger Agreement are not accurate as of the date of the Merger Agreement or immediately prior to the scheduled expiration of the Offer such that it causes a Company Material Adverse Effect; or (v) the Company has not performed or complied, in all material respects, any of its covenants or obligations that the Company is required to comply with or to perform under the Merger Agreement prior to the scheduled expiration of the Offer.

If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

CERES, INC.

at

$0.40 Per Share, Net in Cash

Pursuant to the Offer to Purchase dated July 1, 2016

by

ROMAN MERGER SUB, INC.

a wholly owned subsidiary

of

LAND O’LAKES, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 1, 2016, (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”), in connection with the offer by Roman Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary Land O’Lakes, Inc., a Minnesota cooperative corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) of Ceres, Inc., a Delaware corporation, at a purchase price of $0.40 per Common Share, net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Common Shares indicated below (or, if no number is indicated, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Common Shares to be Tendered:	SIGN HERE

Common Shares*	Signature(s)

Account No.

Dated , 2016

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here
*	Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

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